                                 PLAN OF MERGER

                                       OF

                          PROFESSIONAL DETAILING, INC.
                           [a New Jersey Corporation]

                                       AND

                          PROFESSIONAL DETAILING, INC.
                            [a Delaware Corporation]


         PLAN OF MERGER approved on            1998, by Professional Detailing,
Inc, a business corporation organized under the laws of the State of New Jersey, the merging corporation ("PDI-NJ"), and by its Board of Directors on said date, and approved on , 1998 by Professional Detailing, Inc., a business corporation organized under the laws of the State of Delaware, the surviving corporation ("PDI-Del"), and by its Board of Directors on said date.

         1. PDI-NJ and PDI-Del shall, pursuant to the provisions of the New Jersey Business Corporation Act and the provisions of the laws of the jurisdiction of organization of PDI-Del, be merged with and into a single corporation, to wit, PDI-Del, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of PDI-NJ, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the New Jersey Business Corporation Act.

         2. The certificate of incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation; and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

         3. The by-laws of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

         4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into share[s] of the surviving corporation. The issued shares of the surviving corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

         6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the New Jersey Business Corporation Act, and the merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

         7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation in the manner prescribed by the provisions of the New Jersey Business Corporation Act, and in the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of New Jersey and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8. PDI-NJ shall be merged into PDI-Del and the corporate existence of PDI-NJ shall continue under the name PDI-Del and PDI-Del shall be the owner, without other transfer, of all of the rights and property of PDI-NJ and PDI-Del shall become subject to all of the debts and liabilities of PDI-NJ in the same manner as if PDI-Del had itself incurred them.

         9. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

         10. Notwithstanding the approval of the Plan of Merger by the shareholders entitled to vote of the terminating corporation and the authorization of the merger upon behalf of the surviving corporation, the merger herein provided for may be abandoned at any time prior to the effective date thereof in the State of New Jersey in the event that the proposed public offering by PDI-Del of shares of its common stock is not consummated by June 30, 1998.

                              CERTIFICATE OF MERGER

                                       OF

                          PROFESSIONAL DETAILING, INC.
                           [a New Jersey Corporation]

                                       AND

                          PROFESSIONAL DETAILING, INC.
                            [a Delaware Corporation]


It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

                  (i) Professional Detailing, Inc., which is incorporated under the laws of the State of New Jersey ("PDI-NJ"); and

                  (ii) Professional Detailing, Inc., which is incorporated under the laws of the State of Delaware ("PDI-Del").

         2. Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by PDI-NJ in accordance with the laws of the State of New Jersey and by PDI-Del in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

         3. The name of the surviving corporation in the merger herein certified is Professional Detailing, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

         4. The Certificate of Incorporation of PDI-Del, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

         5. The executed Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                                    599 MacArthur Boulevard

                                    Mahwah, New Jersey 07430


         6. A copy of the aforesaid Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of PDI-NJ consists of 2,500 shares without par value.

         8. The merger of PDI-NJ with and into PDI-Del shall be effective immediately upon the filing of this Certificate of Merger.


Executed on this     day of            , 1998


                          PROFESSIONAL DETAILING, INC.
                             a Delaware Corporation


                          By:
                              -------------------------------------
                              President and Chief Executive Officer

                              CERTIFICATE OF MERGER

                                       OF

                          PROFESSIONAL DETAILING, INC.
                           [a New Jersey Corporation]

                                       AND

                          PROFESSIONAL DETAILING, INC.
                            [a Delaware Corporation]


To the Secretary of State
State of New Jersey

Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, it is hereby certified that:

         FIRST: The names of the merging corporations are Professional Detailing, Inc., which is a business corporation organized under the laws of the State of New Jersey ("PDI-NJ"), and Professional Detailing, Inc., which is a business corporation organized under the laws of the State of Delaware ("PDI-Del"). PDI-NJ will be the merging corporation and PDI-Del will be the surviving corporation.

         SECOND: Annexed hereto and made a part hereof is the Plan of Merger for merging PDI-NJ with and into PDI-Del as approved by the Board of Directors of each of said corporations.

         THIRD: The number of shares of PDI-NJ which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class. The number of shares of PDI-Del which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class.

         All of the shareholders entitled to vote of each of the aforesaid corporations approved the Plan of Merger pursuant to their written consents without meetings of shareholders; and the number of shares represented by each such consent is 100. The date of said consents and approval was ____________, 1998.

         FOURTH: The applicable provisions of the laws of the jurisdiction of organization of PDI-Del relating to the merger of PDI-NJ with and into PDI-Del have been complied with or will have been complied with upon compliance with any of the filing and recording requirements thereof.

         FIFTH: PDI-Del hereby agrees that it may be served with process in the State of New Jersey in any proceeding for the enforcement of any obligation of PDI-NJ or any obligation of PDI-Del for which it is previously amenable to suit in the State of New Jersey and in any proceeding for the enforcement of the rights of a dissenting shareholder of PDI-NJ against PDI-Del.

         PDI-Del hereby irrevocably appoints the Secretary of State of the State of New Jersey as its agent to accept service of process in any such proceeding and designates the following post office address within the State of New Jersey to which said Secretary of State shall mail a copy of the process in such proceeding:

                                    599 MacArthur Boulevard
                                    Mahwah, New Jersey 07430

         PDI-Del hereby agrees that it will promptly pay to the dissenting shareholders of PDI-NJ the amount, if any, to which they are entitled under the provisions of the New Jersey Business Corporation Act with respect to the rights of dissenting shareholders.

         SIXTH: PDI-Del will continue its existence as the surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization.

         SEVENTH: The merger of PDI-NJ with and into PDI-Del shall be effective immediately upon the filing of this Certificate of Merger.

Executed on this    day of              , 1998.


                          PROFESSIONAL DETAILING, INC.,
                            a New Jersey corporation



                          By:
                              ------------------------------------
                              Signer's Name:  Charles T. Saldarini
                              Signer's Capacity: President


                          PROFESSIONAL DETAILING, INC.,
                             a Delaware corporation


                          By:
                              ------------------------------------
                              Signer's Name: Charles T. Saldarini
                              Signer's Capacity: President